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                                                                     Exhibit 1.1

                                U.S. $500,000,000
                               MAYTAG CORPORATION
                           MEDIUM-TERM NOTES, SERIES E

               DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                                October 30, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Banc One Capital Markets, Inc.
One Bank One Plaza
Chicago, Illinois 60670

Deutsche Banc Alex. Brown Inc.
31 West 52nd Street
New York, New York 10019

Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Four World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         Maytag Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issuance and sale by the Company of up to an aggregate initial offering price of $500,000,000 of its Medium-Term Notes, Series E (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of June 15, 1987, as supplemented (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee (the "Trustee").

         The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in
Section 1(a), as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the


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Procedures (as defined in Section 2(f)). This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

         Subject to the terms and conditions of this Agreement and to the reservation by the Company of the right to sell Notes directly on its own behalf, and to designate and select additional agents in accordance with Section 2(a), the Company hereby (i) appoints each of the Agents as the agent of the Company during each Marketing Period (as defined in Section l(b)) for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each, a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing in accordance with Section 2(e)) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C, relating to such sale in accordance with Section 2(e).

         1. Representations and Warranties of the Company. The Company represents and warrants to each Agent as of the date of this Agreement, as of the Closing Date (defined in Section 2(g)) and as of the times referred to in Sections 6(a) and 6(b) (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

            (a) A registration statement on Form S-3 (File No. 333-62980) in respect of debt securities and warrants to purchase debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendments thereto, have been declared effective by the Commission. Copies of the registration statement and any amendments thereto have been delivered by the Company to the Agents. As used in this Agreement, "Effective Time" means the respective dates and the times as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; and "Effective Date" means the respective applicable dates of the Effective Time. As provided in Section 3(a), a prospectus supplement relating to the Notes, the terms of the offering thereof and the other matters set forth therein has been prepared and filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, a preliminary prospectus supplement relating to the Notes, the terms of the offering thereof, and the other matters set forth therein also may be prepared and filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form filed on or after the date of this Agreement pursuant to Rule 424, is referred to in this Agreement as the "Prospectus Supplement", and any such preliminary prospectus supplement in the form filed after the date of this Agreement pursuant to Rule 424 is referred to as the "Preliminary Prospectus Supplement." Any prospectus accompanied by a Preliminary Prospectus Supplement is referred to in this Agreement, collectively with such Preliminary Prospectus Supplement, as a "Preliminary Prospectus." The registration statement referred to in this Section 1(a), as amended at the time of the applicable Representation Date, including the exhibits thereto (but excluding Form T-1) and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"), is called the "Registration Statement"; and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement or a Pricing Supplement,

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is called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the Incorporated Documents. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual or interim report of the Company or other documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Notwithstanding the foregoing, any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of securities other than the Notes shall not be deemed to have supplemented the Prospectus. The Commission has not issued any order suspending the effectiveness of the Registration Statement, and no stop order has been initiated or threatened by the Commission.

         (b) On the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on each Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Securities Act (each, a "Marketing Period") and at the time of filing of the Prospectus pursuant to Rule 424(b), the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on each Representation Date, the Indenture conformed and will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations thereunder; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein or (ii) that part of the Registration Statement which shall constitute the Form T-1 under the Trust Indenture Act.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority

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(corporate and other) to own its properties and conduct its business as described in the Prospectus.

         (d) The Notes have been duly authorized by the Company, and, when the terms of the Notes and of their issuance and sale have been duly established in accordance with the Indenture, this Agreement and the applicable Purchase Agreement, if any, and the Notes have been authenticated, issued and delivered in the manner provided in the Indenture and paid for in accordance with this Agreement and the applicable Purchase Agreement, if any, the Notes will be duly and validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms; the Indenture has been duly authorized and qualified under the Trust Indenture Act and the Indenture constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law); the Indenture conforms and the Notes will conform to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes.

         (e) The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Purchase Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

         (f) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Purchase Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by an Agent as principal, as the case may be, in each case in the manner contemplated hereby.

         (g) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would reasonably be expected to have a material adverse effect on the business, properties, financial position, stockholders' equity or results of

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operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that would result in a material adverse change in the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (h) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the business, properties, financial position stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.

         (i) Immediately after any sale of Notes by the Company hereunder or under any Purchase Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Purchase Agreement and of any debt securities and warrants of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities and warrants registered under the Registration Statement.

         (j) As of the date hereof, the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

    2.   Solicitations as Agent; Purchases as Principal.
         ----------------------------------------------

         (a) Appointment. Subject to the terms and conditions of this Agreement, the Company hereby appoints each of the Agents as one of the agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties in this Agreement, but subject to the terms and conditions of this Agreement, each Agent agrees, as one of the agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. In connection therewith, each Agent will use the Prospectus (as amended or supplemented from time to time) in the form most recently furnished to such Agent by the Company, and will solicit offers to purchase the Notes in accordance with the Securities Act, the Rules and Regulations and the applicable securities laws or regulations of any other applicable jurisdiction in which such Agent solicits offers to purchase any Note.

    The Company may, from time to time, accept offers to purchase Notes otherwise than through one of the Agents; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase through any agents other than the Agents. It is understood that if from time to time the Company is approached by a prospective agent offering a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and (ii) the Agents are

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given notice of such purchase before it is consummated. The Company expressly reserves the right to sell Notes directly to investors, provided that such sales are made in compliance with all applicable laws, in which case the Agents shall not receive any commission with respect to such sale. Each Agent also may purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

         (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents shall suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of this Agreement, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which The New York Stock Exchange, Inc. is closed for trading.

    Upon receipt of notice from the Company as contemplated by Sections 3(a) and 3(j), each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished such Agent with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Sections 3(a) and 3(j) and shall have advised such Agent that such solicitation may be resumed.

         (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in accordance with the schedule set forth in Exhibit A.

         (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in such denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company promptly, orally or in writing, each offer to purchase Notes received by it as an Agent; provided, however, that each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part.

    No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

         (e) Purchases as Principal. Each sale of Notes to any Agent as principal, shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent and the Company which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement also may specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the

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representations and warranties of the Company contained in this Agreement and shall be subject to the terms and conditions of this Agreement. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C. The Company agrees that if any Agent purchases Notes as principal such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount. Such Purchase Agreement also shall specify any requirements for delivery of opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5.

         (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in this Agreement and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder other than sales of Notes to any Agent as principal pursuant to a Purchase Agreement. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

         (g) Delivery of Documents. The documents required to be delivered by
Section 5 shall be delivered at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, not later than 10:00 A.M., Chicago time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

    3.   Covenants of the Company.  The Company agrees:
         ------------------------

         (a) To prepare the Prospectus in a form approved by the Agents and to file such Prospectus, including the Prospectus Supplement, pursuant to Rule 424(b) within the time period prescribed by the Rules and Regulations; to notify the Agents, promptly after it receives notice, of the time when the Registration Statement or any amendment thereto becomes effective or promptly after the filing of any supplement or amendment to the Prospectus (other than any Incorporated Document or any amendment or supplement relating to an offering of securities other than the Notes or a Pricing Supplement) and to furnish the Agents with copies thereof; to notify the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, to notify the Agents promptly of any downgrading in the rating accorded the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization", as that term is defined by the Commission

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for purposes of Rule 436(g)(2) of the Rules and Regulations, or any public announcement that any such organization has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's debt securities promptly after the Company learns of such downgrading, proposal to downgrade or public announcement; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         (b) To furnish promptly to each of the Agents and to counsel for the Agents a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission.

         (c) To furnish promptly to each of the Agents copies of the Registration Statement, any Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents (including the Incorporated Documents), in each case as soon as available and in such quantities as are reasonably requested.

         (d) To file promptly with the Commission during any Marketing Period any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the Securities Act, in the reasonable judgment of the Company or the Agents, or requested by the Commission.

         (e) Prior to filing with the Commission during any Marketing Period any
(i) amendment to the Registration Statement or supplement to the Prospectus or
(ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations (other than any Incorporated Document or any amendment or supplement relating to an offering of securities other than the Notes) to furnish a copy thereof to the Agents for their review a reasonable time prior to filing and not file any such amendment or supplement to which any Agent reasonably objects. Promptly after filing with the Commission any Incorporated Document or any amendment to any Incorporated Document, to furnish a copy thereof to the Agents and counsel for the Agents.

         (f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

         (g) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders and deliver to such Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

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         (h) Promptly from time to time, to take such action as the Agents reasonably may request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (i) Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, not to offer for sale, sell or cause to be offered for sale or sold, without the prior written consent of each Agent which is a party to such Purchase Agreement, any debt securities which are substantially similar to the Notes.

         (j) If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement any Prospectus to comply with the Securities Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to advise the Agents promptly by telephone (with confirmation in writing) and to prepare and file with the Commission promptly an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them and the Agent has held such Notes for fewer than 180 days or the Company has accepted an offer to purchase the Notes but the related settlement has not occurred, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may be required by the Securities Act, in the judgment of the Company or the Agents, or requested by the Commission.

         (k) To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes and to file such Pricing Supplement pursuant to Rule 424 under the Securities Act with the Commission in each case within the applicable time period prescribed for such filing by the Rules and Regulations.

         (l) If the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date hereof or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

    4. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distribution of the

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Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any Incorporated Documents; (d) the costs of reproducing and distributing this Agreement and any Purchase Agreement; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes, if necessary; (f) any applicable stock exchange listing or other fees; (g) the fees and expenses of filings, if any, with foreign securities administrators and of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 3(h) and of preparing, reproducing and distributing a Blue Sky Memorandum (including related fees (in an amount not to exceed $15,000) and disbursements of counsel to the Agents); (h) the fees paid to rating agencies in connection with the rating of the Notes; (i) the costs of printing and issuance of certificates, if any; (j) reasonable fees and disbursements of the Trustee and any transfer agent, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel; (k) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents; (l) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company; and (m) all other reasonable costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the obligations of the Company under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

    5. Conditions of the Agents' Obligations. The obligation of the Agents, as the agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained in this Agreement, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement and to each of the following additional terms and conditions:

         (a) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to the Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Sections 3(a) and 3(k); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Agents. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(h) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

         (b) Winston & Strawn, counsel to the Agents, shall have furnished to such Agent such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as such Agent may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (c) The General Counsel of the Company or other counsel for the Company satisfactory to the Agents shall have furnished to such Agent their written opinions, dated the Closing Date, in form and substance satisfactory to such Agent, to the effect that:

             (i) The Company has the authorized equity capitalization as set forth in the Prospectus;

             (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (iii) To such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, other than proceedings which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

             (iv) This Agreement and any applicable Purchase Agreement have been duly authorized, executed and delivered by the Company;

             (v) The Notes have been duly authorized by the Company and, when the terms of the Notes and of their issuance and sale have been duly established in accordance with the Indenture (including any supplemental indenture thereto), this Agreement and the applicable Purchase Agreement, if any, and when each of the Notes has been duly executed, authenticated, issued and delivered in the manner provided in the Indenture (including any supplemental indenture thereto) and paid for in accordance with this Agreement and the applicable Purchase Agreement, if any, such Note will be duly and validly issued and will constitute a valid and legally binding obligation of the Company entitled to the benefits of the Indenture (including any supplemental indenture thereto) and enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture (including any supplemental indenture thereto) and the Notes conform in all material respects to the descriptions thereof in the Prospectus;

             (vi) The Indenture (including any supplemental indenture thereto) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act;

             (vii) The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture (including any supplemental indenture thereto), this Agreement and any applicable Purchase Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

             (viii) No consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body is required for the solicitation of offers to purchase the Notes, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any applicable Purchase Agreement, or the Indenture (including any supplemental indenture thereto), except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase the Notes from the Company and with purchases of the Notes by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

             (ix) As of the Effective Time, the Registration Statement (including all documents incorporated by reference therein) complied, and on the date of this Agreement, the Prospectus (including all documents incorporated by reference therein) complies, and any further amendments or supplements thereto made by the Company on or prior to the date of such opinion comply (other than, in each case, the financial statements and related schedules and other financial data included or incorporated by reference therein and the Form T-1 under the Trust Indenture Act, as to which such counsel need express no opinion), as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the applicable rules and regulations under said acts;

             (x) To such counsel's knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed; and

             (xi) The Registration Statement was declared effective under the Securities Act on August 1, 2001; any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made within the applicable time period prescribed for such filing by the Rules and Regulations; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and to such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

          In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and that such counsel has participated in conferences with officers and representatives of the Company, including its independent public accountants and representatives of and counsel for the Agents, during the course of which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel shall not have independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and shall not assume responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Registration Statement and Prospectus (except as set forth in the last clause of subparagraph (v) above), and that such counsel has, to the extent such counsel may properly do so in the discharge of its professional responsibilities as experienced securities law practitioners, relied upon the judgment and statements of officers and representatives of the Company with respect to facts necessary to the determination of materiality. As a result of such consideration and participation, nothing has come to the attention of such counsel which causes such counsel to believe that the Registration Statement, as of the Effective Time or, if later, as of the date of the Company's most recent filing of an Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, such counsel need not express any belief as to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus or the Form T-1 under the Trust Indenture Act).

          In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and rely as to matters of fact upon the representations contained in this Agreement and the certificates of officers of the Company and of public officials.

         (d) The Company shall have furnished to the Agents on the Closing Date a letter of Ernst & Young LLP, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, and covering such additional financial statement items and procedures (including a review of interim financial statements specified in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 71) as the Agents may reasonably request and in form and substance satisfactory to the Agents.

         (e) The Company shall have furnished to the Agents a certificate, dated the Closing Date, of its Chief Financial Officer or Treasurer and its General Counsel or other counsel stating that the representations and warranties of the Company in Section 1 of this Agreement are true and correct as of such date; the Company has performed all of its agreements contained in this Agreement which are required to be performed on or before the date of such certificate and the conditions set forth in subsection 5(f) of this Agreement have been fulfilled; and no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and
(ii) since such date there shall not have been any change in the capital stock (other than issuances of common stock pursuant to benefit plans or stock options, repurchases by the Company or conversion of outstanding convertible securities) or long-term debt (except changes as a result of maturities, sinking fund payments, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries (otherwise than as set forth or contemplated in the Prospectus or in a supplement thereto) or any change in or affecting, or any adverse development which affects, the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or offers and sales of Notes, or with the purchase of Notes as principal pursuant to an applicable Purchase Agreement, as the case may be.

         (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or securities generally on the New York Stock Exchange, Inc.; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this subsection (g) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or offers and sales of Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         (h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any downgrading in the rating accorded the Company's debt securities by Moody's Investor Service, Inc. or Standard & Poor's Rating Services or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

    6.   Additional Covenants of the Company.  The Company covenants and agrees
         ------------------------------------
that:

         (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time).

         (b) Subsequent Delivery of Officers' Certificates. During each Marketing Period, each time (i) that the Registration Statement or any Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates exclusively to an offering of securities other than the Notes, or (C) except as set forth in (ii) and (iii) below, an amendment or supplement by the filing of an Incorporated Document), (ii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act, (iii) the Agents reasonably request following the filing by the Company with the Commission of an Incorporated Document (other than as specified in the preceding clause (ii)) or (iv) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall, promptly following such amendment or supplement, filing of such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, furnish to the Agents a certificate as of the date of such amendment, supplement, filing or Time of Delivery relating to such sale or if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(e) which was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. During each Marketing Period, each time (i) that the Registration Statement or any Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates exclusively to an offering of securities other than the Notes, or (C) except as set forth in (ii) and (iii) below, an amendment or supplement by the filing of an Incorporated Document), (ii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act, (iii) the Agents reasonably request following the filing by the Company with the Commission of an Incorporated Document (other than as specified in the preceding clause (ii)) or (iv) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall, promptly following such amendment or supplement, filing of such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, or if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of counsel to the Company specified in Section 5(c), addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinion referred to in Section 5(c) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion to the same extent as though such prior opinion were dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Accountant's Letters. During each Marketing Period, each time (i) that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates exclusively to an offering of securities other than the Notes, or (C) except as set forth in (ii) and (iii) below, an amendment or supplement by the filing of an Incorporated Document), (ii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act, (iii) the Agents reasonably request following the filing by the Company with the Commission of an Incorporated Document (other than as specified in the preceding clause (ii)) or (iv) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall cause Ernst & Young LLP (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, promptly following such amendment or supplement, filing of such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, or if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed as provided in Section 5(d) and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, to the same effect as the letter referred to in
Section 5(d) but modified to relate to the Registration

Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company or other relevant corporation.

    7.   Indemnification and Contribution.
         --------------------------------

         (a) The Company shall indemnify and hold harmless each Agent (including its directors, officers and employees) and each person, if any, who controls any Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by that indemnified party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein; and provided further, that as to any Preliminary Prospectus or supplement thereto this indemnity agreement shall not inure to the benefit of any Agent or any person controlling that Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus or supplement thereto was corrected in that Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(c). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated by reference therein, and no Agent shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a Preliminary Prospectus or supplement thereto or the Prospectus to any person other than a person to whom such Agent has delivered such incorporated documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any indemnified party.

         (b) Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Agent specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any such director, officer or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, if a claim in respect thereof is to be made against the indemnifying party under this Section 7 the indemnified party shall notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to an indemnified party (i) unless and to the extent that such failure results in the forfeiture by the indemnifying party of rights and defenses and (ii) otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent jointly the Agents and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section 7, if, in the reasonable judgment of the Agents, there are legal defenses available to them which are different from or in addition to those available to such indemnifying party (it being understood that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (other than local counsel which shall be engaged only for purposes of appearing with such counsel in such jurisdictions in which such firm of attorneys is not licensed to practice)), and in that event the fees and expenses of such separate counsel shall be paid by the Company. Anything in this Section 7(c) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required by the first sentence of Subsection 7(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof and with respect to the failure of the indemnified party to give such notice, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company bear to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through it and distributed to the public was offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligation to contribute as provided in this Section 7(d) is several and not joint.

         (e) The Agents severally confirm that the statements with respect to the public offering of the Notes under the caption "Supplemental Plan of Distribution" in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement and the Prospectus.

    8. Status Of Each Agent. In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligation to deliver Notes to a purchaser whose offer the Company has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

    9. Termination. This Agreement may be terminated for any reason at any time by any party upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The agreements contained in Sections 2(c), 3(f), 3(g), 4, 7 and 8 and the representations and warranties of the Company in Section 1 shall survive the delivery of any Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party. If at the time of termination of this Agreement any Agent shall notify the Company that it continues to own Notes with the intention of selling them, the provisions of Sections 3 and 6 shall remain in effect until the earlier of (a) the date on which such Notes are sold by the Agent and (b) the date which is 90 days after the termination of the Agreement.

    10. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Salomon Smith Barney Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Fax: (212) 816-0949, Attention:
Medium-Term Note Department; if to Banc One Capital Markets, Inc., shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Banc One Capital Markets, Inc., One Bank One Plaza, Suite IL1-0595, Chicago, Illinois 60670, Fax: (312) 732-4773, Attention:
Investment Grade Securities; if to Deutsche Banc Alex. Brown Inc., shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019, Fax: (212) 469-7875, Attention: Debt Capital Markets Syndication Desk; if to Lehman Brothers Inc., shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302,
Attention: Medium Term Note Desk/Fixed Income Syndicate, Fax: (201) 524-5175 (with a copy to the Office of the General Counsel); if to Merrill Lynch & Co. or Merrill Lynch, Pierce, Fenner & Smith, Incorporated, shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Four World Financial Center New York, New York 10080, Attention:
Transaction Management Group, Fax: (212) 449-2234; and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to the address of the Company set forth in the Registration Statement, Attention: Treasurer, Fax: (515) 787-8578.

    11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. This Agreement is for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement also shall be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act and, with respect to the indemnities in Section 7, officers, directors and employees of the Agents, and
(B) the indemnity agreement of the Agents contained in Section 7(b) shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. No purchaser of Notes shall be deemed to be a successor solely by reason of such purchase.

    12. Governing Law. This Agreement and any Purchase Agreement shall be governed by and construed in accordance with the laws of New York (without giving effect to the principles of choice of law).

    13. Counterparts. This Agreement and any Purchase Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    14. Headings. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [signature page follows]

     If the foregoing correctly sets forth our agreement, please indicate your acceptance of this Agreement in the space provided for that purpose below.

                                      Very truly yours,

                                      MAYTAG CORPORATION



                                      By: /s/ Steven H. Wood
                                          -----------------------------------
                                          Name:  Steven H. Wood
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

SALOMON SMITH BARNEY INC.


By:  /s/ Michael S. Canmann
   -------------------------------------
         Title:  Director


BANC ONE CAPITAL MARKETS, INC.


By:  /s/ Katherine Cokic
   -------------------------------------
         Title:  Associate Director


DEUTSCHE BANC ALEX. BROWN INC.


By:  /s/ Daniel Benton
   -------------------------------------
         Title:  Managing Director


LEHMAN BROTHERS INC.


By:  /s/ Martin Goldberg
   -------------------------------------
         Title:  Senior Vice President


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:  /s/ Scott G. Primrose
   -------------------------------------
         Title:  Authorized Signatory

                                                                       EXHIBIT A

                               MAYTAG CORPORATION
                           MEDIUM-TERM NOTES, SERIES E

                              SCHEDULE OF PAYMENTS

         The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes:

--------------------------------------------- ---------------------------------
                    TERM                              COMMISSION RATE
--------------------------------------------- ---------------------------------
9 months to less than 12 months                            0.125%
--------------------------------------------- ---------------------------------
12 months to less than 18 months                           0.150%
--------------------------------------------- ---------------------------------
18 months to less than 2 years                             0.200%
--------------------------------------------- ---------------------------------
2 years to less than 3 years                               0.250%
--------------------------------------------- ---------------------------------
3 years to less than 4 years                               0.350%
--------------------------------------------- ---------------------------------
4 years to less than 5 years                               0.450%
--------------------------------------------- ---------------------------------
5 years to less than 6 years                               0.500%
--------------------------------------------- ---------------------------------
6 years to less than 7 years                               0.550%
--------------------------------------------- ---------------------------------
7 years to less than 10 years                              0.600%
--------------------------------------------- ---------------------------------
10 years to less than 15 years                             0.625%
--------------------------------------------- ---------------------------------
15 years to less than 20 years                             0.675%
--------------------------------------------- ---------------------------------
20 years to 30 years                                       0.750%
--------------------------------------------- ---------------------------------

                                                                       EXHIBIT B

                               MAYTAG CORPORATION
             MEDIUM-TERM NOTES, SERIES E, ADMINISTRATIVE PROCEDURES

                                   -----------

                                                                October 30, 2001


                  The Medium-Term Notes, Series E, Due from Nine Months to 30 Years from Date of Issue (the "Notes") of Maytag Corporation (the "Company") are to be offered on a continuing basis. Salomon Smith Barney Inc., Banc One Capital Markets, Inc., Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agents (each, an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents (the "Distribution Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under an Indenture date as of June 15, 1987, as supplemented from time to time (the "Indenture"), between the Company and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee (the "Trustee").

                  The Distribution Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

                  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note, except as provided in the Indenture.

                  The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

                  Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in

                  Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Distribution Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Distribution Agreement shall control.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES.

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of May 26, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  On any date of settlement (as defined under
                           "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global
                           Security") having an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in one or more foreign currencies) of all such Book-Entry
                           Notes that have the same Original Issue Date, Specified Currency, original issue discount provisions, if any, Interest Payment Dates, Regular
                           Record Dates, redemption, repayment, reset and extension provisions (if any), Stated Maturity and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, Initial Interest
                           Rate, Interest Rate Basis, Index Maturity, Interest
                           Determination Dates, Reset Period, Interest Reset
                           Dates, Spread and/or Spread Multiplier (if any), minimum interest rate (if any), and maximum interest rate (if any), (collectively, the "Terms") . Each
                           Global Security will be dated and issued as of the date of its authentication by the Trustee. Each
                           Global Security will bear an original issue date, which will be (i) with respect to an original Global
                           Security (or any portion thereof), the original issue date specified in such Global Security, and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                           Security. No Global Security will represent (i) both
                           Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:    The  Company has arranged with the CUSIP  Service
                           Bureau of Standard & Poor's Ratings Group (the "CUSIP
                           Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately
                           900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered to the Trustee and DTC such written list of CUSIP numbers.
                           The Company will assign CUSIP numbers to Global
                           Securities as described below under Settlement
                           Procedure "B". DTC will notify the CUSIP Service
                           Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The
                           Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:              Global Securities will be issued only in fully
                           registered form without coupons. Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants.
                           The ownership interest of such beneficial owner (or such Participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
                           by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                 The Trustee may deliver to DTC and the CUSIP Service
                           Bureau at any time a written notice of consolidation
                           (a copy of which shall be attached to the resulting
                           Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global
                           Securities that represent (A) Fixed Rate Book-Entry
                           Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate
                           Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry
                           Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global
                           Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global
                           Securities will, in accordance with CUSIP Service
                           Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000
                           (or its equivalent in one or more foreign currencies) in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 (or its equivalent in one or more foreign currencies) of principal amount of the exchanged Global Securities and an additional Global
                           Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:                Each Book-Entry Note will mature on a date not less
                           than nine months nor more than 30 years after the settlement date for such Note. A Floating Rate
                           Book-Entry Note will mature only on an Interest
                           Payment Date for such Note.

Denominations:             Book-Entry Notes will be issued in principal amounts
                           of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 or other denominations for foreign currencies as indicated on the face of the Global Security. Global Securities will be denominated in principal amounts not in excess of $500,000,000 (or its equivalent in one or more foreign currencies) or other denominations for foreign currencies as indicated on the face of the Global Security. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or its equivalent in one or more foreign currencies) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 (or its equivalent in one or more foreign currencies) principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same
                           CUSIP number.

Interest:                  General. Interest, if any, on each Book-Entry Note
                           will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Distribution
                           Agreement), as supplemented by the applicable Pricing
                           Supplement relating to such Book-Entry Note. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed
                           Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard
                           & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                           Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                           Corporation.

                           Regular Record Dates. Unless otherwise specified in a Book-Entry Note, the Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date is a Business Day.

                           Interest Payment Date on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 15 and August 15 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that if an Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                           Interest Payment Date on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes that reset daily, weekly or monthly, on the third Wednesday of each month; that reset quarterly, on the third Wednesday of March, June, September and December of each year; that reset semiannually, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and that reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except that in the case of a Floating Rate Book-Entry Note for which the Interest Rate Basis is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of Interest:   Fixed Rate Book-Entry Notes. Interest on Fixed Rate
                           Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                           Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal
and Interest:              Payments at Maturity. On or about the first Business
                           Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or otherwise in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global
                           Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee, as the paying agent, the principal amount of such Global
                           Security, together with interest due at such Maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global
                           Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and so advise the Company. On the first
                           Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Global
                           Securities for which it serves as trustee as of the immediately preceding Business Day. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                           Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company in the Specified Currency to the Trustee in immediately available funds not later than 9:30 A.M. (New York City time) for use by the Trustee on such date. The Company will make such payment on such Global Securities by wire transfer to the Trustee in the Specified Currency or by instructing the Trustee to debit the account of the Company maintained with the Trustee. The Company will confirm such wire transfer instructions in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon
Company's Exercise of
Optional Redemption:       Company Notice to Trustee Regarding Exercise of
                           Optional Redemption. At least 45 days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

                           Trustee Notice to DTC Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days (but not more than 60 days) before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                           Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the Trustee the amount of money sufficient to pay the redemption price, plus interest accrued to (but excluding) such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal
and Interest upon
Exercise of
Optional Repayment:        Trustee Notice to Company of Option to be Repaid.
                           Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Book-Entry Notes so to be repaid as set forth in such Notes, the Trustee shall give notice to the Company not less than 20 days prior to each repayment date of such repayment date and of the principal amount of Book-Entry Notes to be repaid on such repayment date.

                           Deposit of Repayment Price. On or prior to any repayment date the Company shall deposit with the Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to (but excluding) such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedures upon
Company's Exercise of
Optional Extension of
Maturity:                  Company Notice to Trustee Regarding Exercise of
                           Extension Option. At least 45 days (but no more than 60 days) prior to the then current maturity of a Book-Entry Note, the Company will notify the Trustee whether it intends to exercise its option with respect to such Book-Entry Note to extend the Maturity of such Book-Entry Note.

                           Trustee Notice to DTC Regarding Company's Exercise of Extension Option. After receipt of notice that the Company is exercising its option to extend the maturity of a Book-Entry Note, the Trustee will, at least 40 days before the then current maturity date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

Procedures upon
Company's Exercise of
Optional Rate Reset:       Company Notice to Trustee Regarding Exercise of Reset
                           Option. At least 45 days (but no more than 60 days) prior to an optional reset date of a Book-Entry Note, the Company will notify the Trustee whether it intends to exercise its option to reset the interest rate, in the case of a Fixed Rate Note, and/or Spread or Spread Multiplier in the case of a Floating Rate
                           Note, with respect to the Book-Entry Note.

                           Trustee Notice to DTC Regarding Company's Exercise of Reset Option. After receipt of notice that the Company is exercising its option to reset the interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier in the case of a Floating Rate Note, of a Book-Entry Note, the Trustee will, at least 40 days before the optional reset date, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

Procedure for Rate
Setting and Posting:       The Company and the Agents will discuss from time to
                           time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection
of Offers:                 Unless otherwise instructed by the Company, each
                           Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed to by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.

Preparation of Pricing
Supplement:                If any offer to purchase a Book-Entry Note is
                           accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing
                           Supplement") reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Commission via EDGAR in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the offer (the "Presenting Agent"). The
                           Presenting Agent will cause a Prospectus and Pricing
                           Supplement to be delivered to the purchaser of the Note.

                           In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation; Amendment
or Supplement:             Subject to the Company's representations, warranties
                           and covenants contained in the Distribution
                           Agreement, the Company may instruct each Agent to suspend solicitation of purchases of Book-Entry Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed.

                           If the Company decides to amend or supplement the Registration Statement (as defined in the Distribution Agreement) or the Prospectus, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement and with any such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any such supplement to the Prospectus. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

                           The Company will, consistent with the obligations described above, promptly advise each Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Procedures For Rate
Changes: When the Company has determined to change the interest rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time, only "indications of interest" may be recorded. The Company will file with the Commission, in accordance with the applicable paragraph of Rule 424(b) under the Act, a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of Prospectus:    A copy of the Prospectus and Pricing Supplement
                           relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note or payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, each Agent will deliver a Prospectus and Pricing
                           Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:              For each offer to purchase a Book-Entry Note
                           solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of immediately available
                           funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute
                           "settlement" with respect to such Book-Entry Note.
                           All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

Settlement
Procedures:                Settlement Procedures with regard to each Book-Entry
                           Note sold by the Company through an Agent, as agent, shall be as follows:


                           A. The Presenting Agent will advise the Company by
                              telephone of the following settlement information:

                              1. Principal amount (including Specified
                                 Currency).

                              2. Stated Maturity and, if applicable, Final
                                 Maturity.

                              3. In the case of a Fixed Rate Book-Entry Note,
                                 the interest rate, or, in the case of a
                                 Floating Rate Book-Entry Note, the Initial
                                 Interest Rate (if known at such time), Interest Rate Basis, Index Maturity, Interest Determination Date, Reset Period, Interest Reset Dates, Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                              4. Interest Payment Dates and Regular Record
                                 Dates.

                              5. Redemption, extension and repayment provisions,
                                 if any.

                              6. Settlement date.

                              7. Price.

                              8. Presenting Agent's commission, determined as
                                 provided in Exhibit A to the Distribution
                                 Agreement.

                              9. Whether the Note is issued at an original issue
                                 discount and, if so, the total amount of OID, the yield to maturity and the initial accrued period OID.

                           B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will also notify the Presenting Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $500,000,000 (or its equivalent in one or more foreign currencies).

                           C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation), the
                                Presenting Agent and, upon request, the Trustee:

                                1.  The information set forth in Settlement
                                    Procedure "A".

                                2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                                3.  Initial Interest Payment Date for such
                                    Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

                                4.  The Reset Period.

                                5.  CUSIP  number of the Global Security
                                    representing  such  Book-Entry Note.

                                6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                           D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                           E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                           F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                           H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           J. The Trustee will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure "G", wire transfer to or credit the account of the Company maintained at Harris Trust and Savings Bank, ABA #071000288, Account Number 336-159-9, in funds available for immediate use, in the amount transferred to the Trustee in accordance with Settlement Procedure "G."

                           K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures      For orders of Book-Entry Notes solicited by an Agent,
Timetable:                 as agent, and accepted by the Company for settlement
                           on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                           Settlement
                           Procedure                       Time
                           ----------                      ----

                               A           11:00 A.M. on the date on which an
                                           offer to purchase has been accepted
                                           (the "sale date")
                               B           12:00 Noon on the sale date
                               C           2:00 P.M. on the sale date
                               D           3:00 P.M. on the day before
                                           settlement
                               E           9:00 A.M. on the settlement date
                               F           10:00 A.M. on the settlement date
                               G-H         2:00 P.M. on the settlement date
                               I           4:45 P.M. on the settlement date
                               J-K         5:00 P.M. on the settlement date

                           If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:         If the Trustee fails to enter an SDFS deliver order
                           with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing
                           DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global
                           Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                           Security, the Trustee will cancel such Global
                           Security in accordance with the Indenture, make appropriate entries in the Trustee's records and so advise the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
                           Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
                           Security, the Trustee will exchange such Global
                           Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining
                           Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedure "H". Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. If it is necessary for the Trustee to return funds to DTC by reason of any failure to settle with respect to any Book-Entry Note, the Company shall pay to the Trustee funds immediately available to the Trustee on the date of failure, and the Trustee is hereby instructed to withdraw said funds from an account maintained by the Company at Harris Trust and Savings Bank. The Trustee shall give the Company notice of said withdrawal one hour prior thereto or such lesser time prior thereto as is practicable under the circumstances. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E" for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

            PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

     The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:                  Each Certificated Note will be dated and issued as of
                           the date of its authentication by the Trustee. Each
                           Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original
                           Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note
                           (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                           Note, the Original Issue Date of the predecessor
                           Certificated Note, regardless of the date of authentication of such subsequently issued
                           Certificated Note.

Registration:              Certificated Notes will be issued only in fully
                           registered form without coupons.

Transfers and Exchanges:   A Certificated Note may be presented for transfer or
                           exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:                Each Certificated Note will mature on a date not less
                           than nine months nor more than 30 years from the settlement date for such note. A Floating Rate
                           Certificated Note will mature only on an Interest
                           Payment Date for such Note.

Denominations:             Certificated Notes denominated in U.S. dollars will
                           be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Certificated Notes denominated in foreign currencies will be issued in the denominations specified on the face of such Certificated Notes.

Interest:                  General. Interest, if any, on each Certificated Note
                           will accrue from the original issue date of such Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus (as defined in the Distribution
                           Agreement) and Pricing Supplement relating to such Note. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity
                           (other than a Maturity of a Fixed Rate Certificated
                           Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                           Regular Record Dates. Unless otherwise specified in a Certificated Note, the Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date is a Business Day.

                           Interest Payment Date on Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on February 15 and August 15 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                           Interest Payment Date on Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes that reset daily, weekly or monthly, on the third Wednesday of each month; that reset quarterly, on the third Wednesday of March, June, September and December of each year; that reset semiannually, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and that reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except that in the case of a Floating Rate Certificated Note for which the Interest Rate Basis is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of Interest:   Fixed Rate Certificated Notes. Interest on Fixed Rate
                           Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                           Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and
Interest:                  Interest, if any, on each Certificated Note will be
                           calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise provided in the Indenture or the Certificated Note, the first payment of interest on any Certificated
                           Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Maturity Date) will be made by check mailed to the person entitled thereto as provided above.

                           Within 10 days following each Regular Record Date, the Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

                           The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                           If the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Procedures upon
Company's Exercise of
Optional Redemption:       Company Notice to Trustee Regarding Exercise of
                           Optional Redemption. At least 45 days prior to the date on which it intends to redeem a Certificated
                           Note, the Company will notify the Trustee that it is exercising such option with respect to such Certificated Note on such date.

                           Trustee Notice to Holders Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Certificated Note, the Trustee will, at least 30 days (but not more than 60 days) before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

                           Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to (but excluding) such redemption date, for all the Certificated Notes or portions thereof and which are to be repaid on such redemption date. The Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Principal and
Interest Upon Exercise of
Optional Repayment:        Trustee Notice to Company of Option to be Repaid.
                           Upon receipt of notice of exercise of the option for repayment and the Certificated Notes so to be repaid as set forth in such Notes, the Trustee shall give notice to the Company not less than 20 days prior to each repayment date of such repayment date and of the principal amount of Certificated Notes to be repaid on such repayment date.

                           Deposit of Repayment Price. On or prior to any repayment date the Company shall deposit with the Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to (but excluding) such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedures upon
Company's Exercise of
Optional Extension of
Maturity:                  Company Notice to Trustee Regarding Exercise of
                           Extension Option. At least 45 days (but not more than 60 days) prior to the then current maturity of a Certificated Note, the Company will notify the Trustee whether it intends to exercise its option with respect to such Certificated Note to extend the Maturity of such Certificated Note.

                           Trustee's Notice to Holders Regarding Company's Exercise of Extension Option. After receipt of notice that the Company is exercising its option to extend the maturity date of a Certificated Note, the Trustee will, at least 40 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

Procedures upon
Company's Exercise of
Optional Rate Reset:       Company Notice to Trustee Regarding Exercise of Reset
                           Option. At least 45 days (but not more than 60 days) prior to an optional reset date of a Certificated
                           Note, the Company will notify the Trustee whether it intends to exercise its option to reset the interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier in the case of a Floating
                           Rate Note, with respect to the Certificated Note.

                           Trustee's Notice to Holders Regarding Company's Exercise of Reset Option. After receipt of a notice that the Company is exercising its option to reset the interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier in the case of a Floating Rate Note, the Trustee will, at least 40 days before the option reset date, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

Procedure for Rate
Setting and Posting:       The Company and the Agents will discuss from time to
                           time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Certificated Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Certificated Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection
of Offers:                 Unless otherwise instructed by the Company, each
                           Agent will advise the Company promptly by telephone of all offers to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed to by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Note.

Preparation of Pricing
Supplement:                If any offer to purchase a Certificated Note is
                           accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing
                           Supplement") reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Commission via EDGAR in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent"). The
                           Presenting Agent will cause a Prospectus and Pricing
                           Supplement to be delivered to the purchaser of such Certificated Note.

                           In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation; Amendment
or Supplement:             Subject to the Company's representations, warranties
                           and covenants contained in the Distribution
                           Agreement, the Company may instruct each Agent to suspend solicitation of purchases of Certificated
                           Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed.

                           If the Company decides to amend or supplement the Registration Statement (as defined in the Distribution Agreement) or the Prospectus, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement and with any certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any such supplement to the Prospectus. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

                           The Company will, consistent with the obligations described above, promptly advise each Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event the Company determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Procedure for Rate
Changes: When the Company has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time, only "indications of interest" may be recorded. The Company will file with the Commission, in accordance with the applicable paragraph of Rule 424(b) under the Act, a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of Prospectus:    A copy of the Prospectus and Pricing Supplement
                           relating to a Certificated Note must accompany or precede the earlier of any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above each Agent will deliver a Prospectus and Pricing
                           Supplement as herein described with respect to each Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:              For each offer to purchase a Certificated Note
                           solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of immediately available
                           funds in exchange for an authenticated Certificated
                           Note delivered to the Presenting Agent and such Presenting Agent's delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute "settlement." All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Certificated Note pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on a later date, which shall be no earlier than the next
                           Business Day following the date of sale.

Settlement Procedures:     Settlement Procedures with regard to each
                           Certificated Note sold by the Company through an Agent, as agent, shall be as follows:

                           A. The Presenting Agent will advise the Company by telephone of the following settlement information, in time for the Trustee to prepare and authenticate the required Note:

                                1. Name in which such Certificated Note is to be registered ("Registered Owner").

                                2. Address of the Registered Owner and address for payment of principal and interest.

                                3.  Taxpayer identification number of the
                                    Registered Owner (if available).

                                4.  Principal amount (including Specified
                                    Currency).

                                5. Stated Maturity, and if applicable, Final Maturity.

                                6.  In the case of a Fixed Rate Certificated
                                    Note, the interest rate or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Rate Basis, Index Maturity, Interest Determination Date, Reset Period, Interest Reset Dates, Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                                7. Interest Payment Dates and Regular Record Dates.

                                8.  Redemption, extension and repayment
                                    provisions, if any.

                                9.  Settlement date.

                                10. Price.

                                11. Presenting Agent's commission, determined as
                                    provided in Exhibit A to the Distribution
                                    Agreement.

                                12. Whether such Certificated Note is issued at
                                    an original issue discount, and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                           B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Note, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $500,000,000 (or its equivalent in one or more foreign currencies).

                           C. The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the
                                Trustee:

                                1.  Certificated Note with customer
                                    confirmation.

                                2.  Stub One - For Trustee.

                                3.  Stub Two - For the Presenting Agent.

                                4.  Stub Three - For the Company.

                           D. The Trustee will complete such Certificated Note and authenticate such Certificated Note and deliver it (with the confirmation) and Stubs
                                One and Two to the Presenting Agent, all in accordance with the written directions (or oral instructions confirmed in writing on the next Business Day) of the Company, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                           E.   The Presenting Agent will deliver such
                                Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining Stub Two.

                           F. The Trustee will send Stub Three to the Company by
                              first-class mail.

Settlement Procedures
Timetable:                 For offers of Certificated Notes solicited by an
                           Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times
                           (New York City time) set forth below:

                               Settlement
                               Procedure                           Time:
                               ----------                          -----
                                    A           1:00 P.M. on the day before settlement date
                                    B-C         3:00 P.M. on the day before settlement date
                                    D           2:15 P.M. on the settlement date
                                    E           3:00 P.M. on the settlement date
                                    F           5:00 P.M. on the settlement date

Failure to Settle:         If a purchaser fails to accept delivery of and make
                           payment for any Certificated Note, the Presenting
                           Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of the Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Distribution
                           Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture, make appropriate entries in the Trustee's records and so advise the Company.

                  PART III: ADMINISTRATIVE PROCEDURES FOR BOTH
                            BOOK-ENTRY AND CERTIFICATED NOTES

Trustee Not to Risk Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC or any Agent or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC or any Agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:                The Company will cause the Trustee to furnish each
                           Agent from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Notes, but each Agent will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note. The Company will furnish the Trustee from time to time with the specimen signatures of persons who have been authorized by the Company to sign Company Orders.

Payment of Expenses:       Each Agent shall forward to the Company, from time to
                           time (but not more often than monthly), a statement of the out-of-pocket expenses incurred by such Agent during that time which are reimbursable to it pursuant to the terms of the Distribution Agreement.
                           The Company will remit payment promptly to such Agent.

Advertising Costs:         The Company will determine with each Agent the amount
                           of advertising that may be appropriate in soliciting offers to purchase the Notes. Advertising expenses will be paid by the Company.

Periodic Statements from
the Trustee:               Periodically, the Trustee will send to the Company
                           upon request a statement setting forth the principal amount of Notes outstanding as of that date and setting forth a brief description of any sales of Notes which the Company has advised, but which have not yet been settled.

                                                                      EXHIBIT C

                               PURCHASE AGREEMENT

Maytag Corporation                                            __________, ____
403 West Fourth Street North
Newton, Iowa 50208

Attention:     Steven J. Klyn
               Vice President and Treasurer

     The undersigned severally agree to purchase the following principal amount of the Notes (the "Notes") described in the Distribution Agreement dated October 30, 2001 (as it may be supplemented or amended from time to time, the "Distribution Agreement") between the Company and the Agents (including the undersigned) named therein:

Specified Currency:                                 __________________
Principal Amount:                                   __________________
Amount Purchased:
_________________:                                  __________________
_________________:                                  __________________
_________________:                                  __________________
Interest Rate:                                      ______%
Discount:                                           ______% of Principal Amount
Aggregate Price to be paid to Company
   (in immediately available funds):                __________________
Settlement Date and Time:                           __________________
Place of Delivery:                                  __________________
Original Issue Date:                                __________________
Stated Maturity:                                    __________________
Interest Payment Dates:                             __________________
Regular Record Dates:                               __________________
Other Terms:                                        __________________

     Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 6 and Section 7 thereof. Our obligation hereunder is subject to the conditions set forth in Section 5 of the Distribution Agreement and to the further condition that we shall receive (1) the opinions referred to in
Section 6(c) of the Distribution Agreement, (2) the applicable letter referred to in Section 6(d) of the Distribution Agreement, (3) the certificate referred to in Section 6(b) of the Distribution Agreement (in the case of each of (1), (2) and (3) above, dated as of the above Settlement Date) and (4) and such further information, certificates and documents as the undersigned Agents or counsel to the undersigned Agents may reasonably request. Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meanings when used herein.

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not, without our prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company which are substantially similar to the Notes.

     We may terminate this Agreement, in our absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Notes, if prior to that time:

          (a)(i) The Company or any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall have been any change in the capital stock (other than issuances of common stock pursuant to benefit plans or stock options, repurchases by the Company or conversion of outstanding convertible securities) or long-term debt (except changes as a result of maturities, sinking fund payments, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries (otherwise than as set forth or contemplated in the Prospectus or in a supplement thereto) or any change in or affecting, or any adverse development which affects, the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in our judgment, so material and adverse as to make it impracticable or inadvisable to proceed with our purchase of the Notes as principal pursuant to this Agreement; or

          (b) Subsequent to the execution and delivery of this Agreement, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or securities generally on The New York Stock Exchange, Inc., (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this subsection (b), in our judgment, makes it impracticable or inadvisable to proceed with our purchase of the Notes as principal pursuant to this Agreement; or

          (c) Subsequent to the execution and delivery of this Agreement, (i) any downgrading shall have occurred in the rating accorded the Company's debt securities by Moody's Investors Service, Inc. and Standard & Poor's Rating Services or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

     [Insert the following if more than one Agent is purchasing Notes --][If any one or more of us shall fail to purchase and pay for all of the Notes agreed to be purchased by such party or parties hereunder (each, a "defaulting party" and collectively, the "defaulting parties") and such failure to purchase shall constitute a default in the performance of our obligations under this Agreement, the remaining undersigned (each, a "non-defaulting party" and collectively, the

"non-defaulting parties") shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Notes set forth opposite our names in the table above bears to the aggregate principal amount of Notes set forth opposite the names of the non-defaulting parties) the Notes which the defaulting parties agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting parties agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Notes, the non-defaulting parties shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting parties do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting parties or the Company. In the event of a default by any of us as set forth in this paragraph, the Settlement Date shall be postponed for such period, not exceeding seven days, as shall determine in order that the required changes in the Registration Statement and the final Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting party of its liability, if any, to the Company and any non-defaulting party for damages occasioned by its default hereunder.]

                            [signature page follows]

     This Agreement shall be governed by and construed in accordance with the laws of New York (without giving effect to the principles of choice of law).

                                       [Insert name of Agent(s)]



                                       By: ________________________________
                                           Name:
                                           Title:


Accepted:  __________, ____

Maytag Corporation


By: ________________________________
    Name:
    Title:



By: ________________________________
    Name:
    Title: